Exhibit 10.1

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE  (the “Amendment”) made and entered into as of September 19,  2018 (the “Effective Date”) by and between UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company  (“Landlord”); and BLUEPRINT MEDICINES CORPORATION, a Delaware corporation  (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated April 28, 2017 (the “Lease”) regarding space on the first, third, fourth and fifth floors consisting of 99,833 rentable square feet (the “Original Premises”) in the building located at 45 Sidney Street, Cambridge, Massachusetts (the “Building”); and

WHEREAS, effective on or about March 1, 2019, the parties desire to expand the Premises to include 9,346 rentable square feet (“RSF”) of additional floor area located on the first floor of the Building and 30,037 rentable square feet of additional area located on the second floor of the Building (the “Expansion Area”) as more particularly shown on the attached Exhibit A, which is hereby incorporated into the Lease;

WHEREAS, Landlord and Tenant agree to amend and to otherwise modify the Lease as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and amended as follows:

1.Defined Terms.  Capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed thereto in the Lease.  The meanings of capitalized terms defined herein which are also defined in the Lease shall supersede the meanings given thereto in the Lease. On and after the Effective Date, each reference in the Lease to “this Lease,” “hereunder,” “hereof,” “herein” or words of like import, and each similar reference in the other documents entered into in connection with the Lease, shall mean and be a reference to the Lease, as amended by this Amendment.

2.Expansion of the Premises.

(a)Expansion Area Lease Commencement.  Following the vacation of the Expansion Area by the existing tenant therein, the Expansion Area shall be added to the Premises commencing on the date on which Landlord shall have delivered possession of the Expansion Area to Tenant for the commencement of Tenant’s leasehold improvement work with Landlord’s Work (defined below) therein substantially completed, presently anticipated to be on or about March 1, 2019  (the “Expansion Area Lease Commencement Date”).  Commencing on the Expansion Area Lease Commencement Date, the Expansion Area shall be deemed to be part of the Premises for all purposes under the Lease.

(b)Expansion Area Rent Commencement Date.  Tenant’s obligation to pay Rent shall commence on the date which is the earlier to occur of (i) Tenant’s occupancy of any portion of the Expansion Premises for business purposes, or (ii) the date that is four (4) months after the Expansion Area Lease Commencement Date.

3.Landlord Work.  The Expansion Area shall be delivered to Tenant “AS IS” and “WHERE IS”, except for the following items (collectively, “Landlord’s Work”).  Landlord,  at its sole cost and expense, shall perform and substantially complete the following work in the Expansion Area prior to delivery of possession thereof to Tenant:

(a)The items on the Tenant/Landlord Responsibility Matrix (the “Responsibility Matrix”) attached hereto as Exhibit B and incorporated herein by reference which are denoted as Landlord’s responsibility to perform;

(b)Base Building mechanical systems, including electric, HVAC, life safety, and plumbing serving the Expansion Area, shall be in good operating condition and repair;

(c)HVAC infrastructure to include “once through” supply air handling units with 30% pre-filters, 85% final filters, with corresponding heating and cooling (units are sized for approximately 1.5 CFM per square foot of lab space, based on a 60:40 laboratory to office design ratio); and

(d)Decontamination of the space.

In addition to the foregoing Landlord’s Work, which is to be performed prior to and in conjunction with the delivery of the Expansion Area, Landlord covenants and agrees that, during the calendar year 2019, it shall replace the roof of the Building at Landlord’s sole cost and expense without reimbursement by Tenant.

4.Tenant’s Expansion Work.  Promptly following delivery of the Expansion Area, Tenant shall construct leasehold improvements in the Expansion Area (“Tenant’s Work”)  at Tenant’s sole cost and expense (subject to application of the Allowance (defined herein)) in accordance with approved plans.  The provisions of the Lease relating to construction of improvements shall apply to the construction of Tenant’s Work to the extent not otherwise modified by this Amendment.  Tenant shall be responsible, at its sole cost and expense, for the preparation of the architectural, mechanical, electrical, and plumbing engineering plans and specifications necessary for the construction of Tenant’s leasehold improvements (the “Plans”), which shall include, at a minimum, the items denoted as Tenant’s Responsibility in the Responsibility Matrix.  Such Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed by Landlord.  Tenant shall have the right to select its own architect and engineer, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed by Landlord.  Tenant shall have the right to use a portion of the Allowance (defined herein) to be reimbursed for its cost of Plans.  Tenant shall hire its own contractor, subject to Landlord’s approval at Tenant’s expense, to perform the Tenant’s  Work.  All work to be performed in the Expansion Premises shall be subject to Landlord’s approval and performed in accordance with Tenant construction rules and regulations set forth in the Lease.  There shall be no Landlord

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coordination, overhead or contractor supervision fees, provided, however, Landlord shall be reimbursed by Tenant for any reasonable third-party, out-of-pocket expenses incurred by Landlord in the review and approval of Tenant’s  Plans and/or the improvements, and construction within thirty (30) days of notice including documentation thereof.  During the course of construction, Tenant shall have access to the base building infrastructure such as electric power, freight elevator, HVAC, and utilization of the available building chases for ducting purposes during normal business hours, at no additional cost to Tenant.

5.Rent and Additional Rent.  Beginning on the Expansion Area Rent Commencement Date, Tenant shall pay Annual Fixed Rent to Landlord for the Expansion Area in the amount of $82.00 per RSF of Expansion Area for and during the first lease year after the Expansion Area Rent Commencement Date, which Annual Fixed Rent shall be payable in twelve (12) equal monthly installments and escalated annually, beginning on the first anniversary of the Expansion Area Rent Commencement Date and on each anniversary of that date thereafter, in increments of three percent (3%).  All other items of Additional Rent, including Tenant’s Tax Expense Allocable to the Premises, and Tenant’s Operating Expenses Allocable to the Premises shall be adjusted to include the Expansion Area and shall be determined in accordance with the Lease.

6.Leasehold Improvements Allowance.  Landlord agrees to provide an allowance to Tenant for the construction of Tenant’s Work in the Expansion Area in the amount of Eighty Dollars ($80.00) per RSF of the Expansion Area (the “Allowance”).  The Allowance shall be used solely and entirely for the construction of Tenant’s  leasehold improvements, and for architectural, engineering, and project management fees, and for data and telecom cabling.

7.Parking.  Section 2.4 of the Lease and Exhibit A are hereby amended by adding the following parking privileges:

“Commencing on the Expansion Area Rent Commencement Date, Tenant shall lease and pay for one and one-half (1.5) spaces per 1,000 RSF of the Expansion Premises (which the parties agree equates to 59 spaces in addition to the parking spaces initially provided in the Lease), which spaces will be in the Pilgrim Street garage, payable at market rates which may be adjusted from time to time.”

8.Solvent Storage.  Tenant shall have the right to store one hundred percent (100%) of the solvent storage quantities allowed in the Building, subject to Tenant obtaining the necessary government approvals.  Landlord shall reasonably cooperate with Tenant’s efforts to obtain such government approvals.

9.Security Deposit.  Tenant shall provide Landlord with a security deposit for the Expansion Premises equal to three (3) months of the Annual Fixed Rent due in the first lease year for the Expansion Premises, which the parties acknowledge is the sum of Eight Hundred Seven Thousand Three Hundred Fifty-One and No/100 ($807,351.00).  The security deposit may be in the form of cash or letter of credit, and shall be due and payable upon the execution of this Amendment, and shall be subject to the terms and conditions of the Lease applicable thereto.

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10.Acknowledged Brokers.  Landlord and Tenant acknowledge that JLL and CBRE (collectively, “Acknowledged Brokers”) shall be entitled to a fee as a result of this transaction, payable by Landlord pursuant to the terms of a separate agreement.  Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment, other than Acknowledged Brokers.  In the event Tenant has had any other dealings, Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Amendment or negotiation hereof (including, without limitation, the cost of legal fees in connection therewith).  Landlord warrants that it has had no dealings with any broker or agent in connection with this Amendment, other than Acknowledged Brokers.  In the event Landlord has had any other dealings, Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Amendment or negotiation hereof (including, without limitation, the cost of legal fees in connection therewith)

11.Subordination and Non-disturbance.  Landlord agrees that it shall request that the current mortgagee of the Building provide Tenant with a non-disturbance agreement recognizing Tenant’s rights under the Lease as amended hereby, provided that Tenant agrees to attorn to such lender or any holder of the mortgage.  The parties acknowledge and agree to the form of such mortgagee’s Subordination, Non-Disturbance and Attornment (the “SNDA”) agreement attached to this Amendment as Exhibit C.  Tenant agrees to pay any additional fees charged by the mortgagee in connection with any negotiation of the provisions contained in Exhibit C.

12.Protection of REIT Status.  In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc., as a “real estate investment trust”  (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord’s option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT, provided, however, that any assignment permitted pursuant to this Section shall not increase Tenant’s obligations nor decrease Tenant’s rights in this Lease, and shall not result in the imposition of any additional charge or expense upon Tenant.

13.Counterparts.  This Amendment may be executed in any number of multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.Ratification of Lease; Entire Agreement.  Except as expressly supplemented, amended or modified by this Amendment, the Lease is hereby ratified and confirmed in all respects, and shall continue in full force and effect.  In the event of any inconsistency between the terms of this Amendment and the Lease, the terms of this Amendment shall control. This Amendment (and the exhibits attached hereto) and the Lease, as amended hereby, constitute the

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entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

15. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first written above:

LANDLORD:

UP 45/75 SIDNEY STREET, LLC
a Delaware limited partnership

By:	/s/ Michael Farley
Michael Farley, Vice President

TENANT:

BLUEPRINT MEDICINES
CORPORATION, a Delaware corporation

By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers, Chief Executive Officer
and President

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EXHIBIT A

FLOOR PLAN OF EXPANSION AREA

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EXHIBIT B

Tenant/ Landlord Responsibility Matrix

Blueprint Medicines Corporation

45 Sidney Street – Floors 1 & 2

Cambridge, MA

Description	Landlord	Tenant
SITEWORK
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Tenant Dedicated Lab Waste / PH Neutralization Tanks	X
Lab waste sewer connection to individual tenant pH neutralization system		X
Roof storm drainage	X
Eversource primary and secondary electrical service	X
Eversource gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
STRUCTURE
Structural enhancements for specific Tenant load requirements		X
Structural framing dunnage above roof for Base Building equipment	X
Structural framing dunnage above roof for Tenant equipment (subject to Landlord review and approval).		X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers		X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
The Tenant will be allotted 100% of available solvent storage area in the Building, subject to Tenant obtaining the necessary government approvals required in connection with such solvent storage.		X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
Single ply EPDM roofing system with rigid insulation	X
Roofing penetrations for Base Building equipment/systems	X
Roofing penetrations for Tenant equipment/systems by LL’s roofer to LL Spec		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes		X
EXTERIOR
Building exterior consisting of precast concrete and windows	X
Main Building entrances	X
Loading dock with loading dock elevator and stairwell	X
Acoustic screening of Base Building rooftop equipment	X
Acoustic screening of Tenant rooftop equipment (some space may be available within base building screening for Tenant’s use with LL’s approval)		X

Description	Landlord	Tenant
COMMON AREAS
Accessible main entrance	X
First floor finished lobby	X
Core area toilet rooms	X
Janitor’s closets in core areas	X
Primary demarcation room	X
Doors, frames, and hardware at common areas	X
ELEVATORS
(2) passenger elevators, one (1) service elevator with a capacity of 4,000 lbs.	X
WINDOW TREATMENT
Furnish and install Building standard blinds for all windows		X
TENANT AREAS
Finishes at inside face of exterior walls		X
Finishes at inside face at Tenant side of core partitions		X
Toilet rooms within Tenant Premises in addition to those provided by base building		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, equipment, and build out.		X
Fixed or movable casework.		X
Laboratory Equipment including but not limited to biosafety cabinets, autoclaves, glass washers.		X
Chemical Fume Hoods, bench fume hood		X
Shaft enclosures for Base Building systems’ risers	X
Shaft enclosures for Tenant risers (in addition to risers put in place for tenant use)		X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and flow protection,	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard		X

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Description	Landlord	Tenant
Specialized extinguishing systems or containment for tenant program areas		X
Preaction dry-pipe systems		X
Fire extinguisher cabinets at core common areas	X
Fire extinguisher cabinets in Tenant Premises		X
PLUMBING
Domestic water service with backflow prevention and Base Building risers	X
Domestic water distribution within Tenant Premises		X
Core restroom plumbing fixtures compliant with accessibility requirements and anticipated lab/office occupancy of 1 person/300sf.	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Wall hydrants in common core areas (where required by code)	X
Tenant metering and sub-metering at Tenant connection		X
Storm drainage system	X
Main sanitary waste and vent stacks as existing	X
Delivery of Tenant premises PH neutralization system (individual Tenant system)	X
Delivery of Tenant premises Lab waste and vent risers to pH Neutralization room	X
Operation, maintenance and regulatory responsibility of the Tenant premises dedicated PH Neutralization system		X
Lab waste and vent pipe distribution		X
Hot water generation for core restrooms	X
Non-potable Hot water generation for Tenant use		X
Central lab air compressor and piping risers access for floors 1 & 2	X
Compressed air pipe distribution in Tenant Premises for specific points of use		X
Central lab vacuum system and pipe risers access for floors 1 & 2	X
Lab vacuum pipe distribution in Tenant Premises for specific points of use		X
Tepid water generator and pipe risers access for floors 1 & 2	X
Tepid water pipe distribution in Tenant Premises		X
RO/DI water generator and pipe risers access for floors 1 & 2	X
RO/DI water pipe distribution in Tenant Premises for specific points of use		X
Lab gas manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X
NATURAL GAS
Natural gas service to Building and piping to Base Building boilers and Base Building generator	X

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Description	Landlord	Tenant
Natural gas service, pressure regulator and meter for Tenant equipment		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area.		X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from valve location through roof		X
HEATING, VENTILATION, AIR CONDITIONING

Building Management System (BMS) for common core area and Landlord infrastructure	X
BMS (compatible with Landlord’s system) within Tenant Premises and Tenant infrastructure		X

Once-through supply air handling units with 30% prefilters, 85% final filters, with corresponding heating and cooling. Units are sized for approximately 1.5 cfm per square foot of lab space. 60%/40% lab/office ratio.

X
Boiler capacity for hot water reheats at 60% lab/ 40 % office space	X
Hot water reheat distribution to reheat coils		X
Vertical supply air duct distribution from existing Base Bldg AHUs	X
Tenant Space Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers,		X
Existing Roof mounted laboratory exhaust fans. Units are sized for approximately 1.5 cfm per square foot of lab space. 60%/40% lab/office ratio.	X
Existing vertical exhaust air duct risers for general lab exhaust	X
Roof mounted laboratory exhaust fans for specialty exhaust systems.		X
Vertical exhaust air duct risers for dedicated fume hood or specialty exhaust systems		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc.		X
General Exhaust for Tenant Spaces from Risers		X
Restroom exhaust for core area restrooms	X
Restroom exhaust for additional restrooms if required by Tenant		X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant premises		X
Sound attenuation for Tenant equipment to comply with Cambridge Noise Ordinance		X
Additional/ dedicated cooling for Tenant requirements.		X
ELECTRICAL
Electrical utility service to switchgear in main electrical vault	X

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Description	Landlord	Tenant
Premises currently provides the following normal electric power services @ 480V – 3 PH Fl. 1 (1) 200 amp service (1) 400 amp Service FL 2 (2) 200 amp services (1) 400 amp Service		X
Premises will have its allocated share of the buildings 600 KW generator power @ 480V – 3PH		X
Standby power distribution within Tenant Premises		X
Lighting and power distribution for core areas	X
Lighting and power distribution for Tenant Premises		X
Tenant Sub /Check Meter (s) for Tenant Connected Loads		X
Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage		X
Tenant panels, transformers, etc. in addition to Base Building		X
Tenant UPS system, battery backup, and associated equipment/distribution		X
FIRE ALARM
Base Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room in basement	X
Tel Data Riser Conduit from demark to each floor	X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms		X
Tel/Data cabling from demarcation room Tenant tel/data room.		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including but not limited to servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc..		X

Description	Landlord	Tenant
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X

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EXHIBIT C

FORM OF SNDA

(attached)

Loan No. 341683
RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm N16WC
Milwaukee, WI 53202
Attn: Christy L. Wojtowicz
SPACE ABOVE THIS LINE FOR RECORDER’S USE

NON‑DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is entered into as of September ____, 2018, between BLUEPRINT MEDICINES CORPORATION, a Delaware corporation, whose mailing address is 45 Sidney Street, Cambridge, MA 02139, (“Tenant”), UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company, whose mailing address is c/o Forest City Realty Trust, Inc., 50 Public Square, 1360 Terminal Tower, Cleveland, Ohio 44113, (“Borrower”), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lender”), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No. 341683.

RECITALS

A.Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated April 28, 2017, as amended by First Amendment of Lease, dated September ____, 2018 (the “Lease”).

B.Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the “Lien Instrument”) encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the “Property”), wherein the premises covered by the Lease (the “Demised Premises”) are located.

C.Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Absolute Assignment”), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

D.Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

E.Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant’s relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as “Successor Landlord”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1.Tenant and Borrower agree for the benefit of Lender that:

(a)Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

(b)Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender’s prior written consent;

(c)Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender’s prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property;

(d)Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default;

(e)Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower;

(f)Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises; and

(g)Tenant shall pay any and all termination fees due and payable under the Lease directly to Lender.

2.The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

3.Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4.If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a)If Tenant shall not then be in default beyond all applicable notice and cure periods in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b)Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d)If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with renewal options, if any; and

(e)Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord’s acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

(i)Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

(ii)Liable for any obligation to construct any improvements in, or make any alterations to, the Demised Premises, or to reimburse Tenant by way of allowance or otherwise for any such improvements or alterations constructed or made, or to be constructed or made, by or on behalf of Tenant in the Demised Premises;

(iii)Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises;

(iv)Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with or credited to Successor Landlord;

(v)Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

(vi)Liable to Tenant under any indemnification provisions set forth in the Lease, except that Successor Landlord shall be liable under such indemnification provisions for only Successor Landlord’s acts that occur while Successor Landlord is landlord under the Lease; or

(vii)Liable for any damages in excess of Successor Landlord’s equity in the Property.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

5.Tenant represents and warrants that all persons and entities owning (directly or indirectly) a ten percent (10%) or more ownership interest in Tenant, and all guarantors (if any) of all or any portion of the Lease: (i) are not a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not a person or entity with whom Lender is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

Tenant represents and warrants that Tenant: (A) is not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (B) is not, and shall not become, a person or entity with whom Lender is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (C) is not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (A) and (B) above.

6.This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest.  In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation.  Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

(Remainder of page intentionally left blank;

Signatures commence on following page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

	TENANT:	BLUEPRINT MEDICINES CORPORATION, a Delaware
corporation

By:
Name:
Its:

Attest:
Name:
(corporate seal)		Its:

STATE OF		)
)ss.
COUNTY OF		)

On this                  day of                     , 2018, before me appeared                        and                                       to me personally known, who being by me duly sworn did say that said                                                      is the                         President, and said                                        is the                   Secretary of                                       ; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was executed in behalf of said corporation and its corporate seal affixed thereto by authority of its Board of                     ; and said                   and                      acknowledged said instrument to be the free act and deed of said corporation.

Notary Public in and for
County,

My commission expires:

(Signatures of Borrower and Lender continued on following pages)

(Signatures continued)

	BORROWER:	UP 45/75 SIDNEY STREET, LLC, a Delaware limited
liability company

By:
Name:
Its:

Attest:
Name:
Its:

STATE OF		)
)ss.
COUNTY OF		)

On this                day of                       , 2018, before me appeared                                    and                    to me personally known, who being by me duly sworn did say that said                      is the                         President, and said                            is the                        Secretary of                                   ; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was executed in behalf of said corporation and its corporate seal affixed thereto by authority of its Board of                       ; and said                       and                    acknowledged said instrument to be the free act and deed of said corporation.

Notary Public in and for
County,

My commission expires:

(Signature of Lender continued on following pages)

(Signatures continued)

	LENDER:	THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin corporation

		By:	Northwestern Mutual Investment Management
Company, LLC, a Delaware limited liability
company, its wholly-owned affiliate

By:
, {name & title of signer}

Attest:
(corporate seal)			, Assistant Secretary

STATE OF WISCONSIN			)
)ss.
COUNTY OF MILWAUKEE			)

On this                day of                      , 2018, before me appeared                           and                                           to me personally known, who being by me duly sworn did say that said                                    is the Managing Director, and said                          is the Assistant Secretary of Northwestern Mutual Investment Management Company, LLC, on behalf of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was executed in behalf of said corporation and its corporate seal affixed thereto by authority of its Board of Trustees; and said                      and                       acknowledged said instrument to be the free act and deed of said corporation.

Notary Public in and for Milwaukee County,

My commission expires:

This instrument was prepared by Brenda J. Stugelmeyer, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

EXHIBIT “A”

(Description of Property)

The leasehold estate created in the land located in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts (said land being described below and herein referred to as the “Land”) pursuant to that certain Amended and Restated Construction and Lease Agreement dated as of December 15, 1997 by and between Massachusetts Institute of Technology, as ground landlord, and FC 45/75 Sidney, Inc., as ground tenant, the Notice of Amended and Restated Lease for which is dated as of December 15, 1997 and is recorded with said Registry of Deeds in Book 28312, Page 66, as assigned by FC 45/75 Sidney, Inc. to UP 45/75 Sidney Street, LLC by that certain Assignment and Assumption of Construction and Lease Agreement dated as of 22, 2010, the Memorandum of which is dated February 22, 2010 and recorded with said Registry of Deeds in Book 54324, Page 296:

PARCEL ONE (45 & 75 SIDNEY STREET):

A certain parcel of Land situated in the City of Cambridge, County of Middlesex and Commonwealth of Massachusetts, being more particularly described as follows:

Beginning at a point ‘at the intersection of the northwesterly sideline of Sidney Street with the southwesterly Sideline of Franklin Street, thence N 51 degrees 34’ 10” W, a distance of 125.50 feet to the true Point of Beginning;

Thence through land now or formerly of the Massachusetts Institute of Technology the following ten (10) courses:

S 38 degrees 25’ 13” W	a distance of 55.46 feet to a point;
S 51 degrees 34’ 47” E	a distance of 15.50 feet to a point;
S 38 degrees 25’ 13” W	a distance of 40.19 feet to a point;
N 51 degrees 34’ 47” W	a distance of 15.50 feet to a point;
S 38 degrees 25’ 13” W	a distance of 248.03 feet to a point;
S 51 degrees 34’ 47” E	a distance of 15.50 feet to a point;
S 38 degrees 25’ 13” W	a distance of 40.19 feet to a point;
N 51 degrees 34’ 47” W	a distance of 15.50 feet to a point;
S 38 degrees 25’ 13” W	a distance of 75.46 feet to a point; and
N 51 degrees 34’ 41 W

a distance of 197.50 feet to a point on the Northwesterly sideline of Brookline Place so-called (other land now or formerly of the Massachusetts Institute of Technology under lease to the Auburn Court Housing project); thence

N 38 degrees 25’ 13” E

along said northwesterly sideline of Brookline Place a distance of 459.36 feet to a point at the intersection of said northwesterly sideline of Brookline Place with the southwesterly sideline of Franklin Street; thence

S 51 degrees 34’ 10” E	along said southwesterly sideline of Franklin Street a distance of 197.50 feet to the Point of Beginning.

The above-described parcel contains 91,967 square feet, more or less.

The leasehold estate created in the land located in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts (said land being described below and herein referred to as the “Land”) pursuant to that certain Amended and Restated Construction and Lease Agreement dated as of December 15, 1997 by and between Massachusetts Institute of Technology, as ground landlord, and FC 45/75 Sidney,

Inc., as ground tenant, the Notice of Amended and Restated Lease for which is dated as of December 15, 1997 and is recorded with said Registry of Deeds in Book 28312, Page 66, as assigned by FC 45/75 Sidney, Inc. to UP 45/75 Sidney Street, LLC by that certain Assignment and Assumption of Construction and Lease Agreement dated as of 22, 2010, the Memorandum of which is dated February 22, 2010 and recorded with said Registry of Deeds in Book 54324, Page 296:

PARCEL TWO (30 PILGRIM STREET f/k/a 101 PACIFIC STREET):

A certain parcel of Land situated in the City of Cambridge, County of Middlesex and Commonwealth of Massachusetts, being more particularly described as follows:

Beginning at a point at the intersection of the northwesterly sideline of Sidney Street with the northeasterly sideline of Pacific Street; thence

N 51 degrees 36’ 50” W	a distance of 126.96 feet to the true Point of Beginning; thence
N 51 degrees 36’ 50” W

along said northeasterly sideline of Pacific Street, a distance of 176.33 feet, to a point at the intersection of said northeasterly sideline of Pacific Street with the northwesterly sideline of Brookline Place; thence

N 38 degrees 25’ 13” E	along said northwesterly sideline of Brookline Place a distance of 221.65 feet to a point;

Thence through land now or formerly of the Massachusetts Institute of Technology on the following six (6) courses:

S 51 degrees 34’ 47” E	a distance of 176.33 feet to a point;
S 38 degrees 25’ 13” W	a distance of 26.05 feet to a point;
N 51 degrees 34’ 47” W	a distance of 0.17 feet to a point;
S 38 degrees 25’ 13” W	a distance of 185.83 feet to a point;
S 51 degrees 34’ 47” E	a distance of 0.17 feet to a point; and
S 38 degrees 25’ 13” W	a distance of 9.66 feet to the point of beginning.

The above-described parcel contains 39,043 square feet, more or less.

Together with appurtenant rights under Garage Encroachment Easement from Massachusetts Institute of Technology to FC 45/75 Sidney, Inc. dated January 30, 2001 arid recorded with said Registry of Deeds in Book 32520, Page 358.